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                        EAGLE-PICHER FLUID SYSTEMS, INC.

                                     BYLAWS

                                    ARTICLE I

                                  SHAREHOLDERS

               Section 1.1. Place of Meetings. Meetings of shareholders, whether annual or special, shall be held at such place within or outside of the State of Michigan as shall be determined by the Board of Directors. In the absence of such determination, meetings shall be held at the principal office of the corporation.

               Section 1.2. Annual Meeting. The annual meeting of shareholders of the corporation shall be held on such date as shall be designated by the Board of Directors. In the absence of such designation, the annual meeting shall be held at 2:00 P.M. on the fourth Tuesday of March in each year if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday. At the annual meeting, directors shall be elected, and such other business shall be transacted as may properly be brought before the meeting.

               Section 1.3. Special Meetings. Special meetings of the shareholders may be called at any time by the majority of Directors, the President or the Secretary of the Corporation, or by the majority of the shareholders.

               Section 1.4. Actions Without Meeting. Any action required or permitted to be taken by the shareholders at any annual or special meeting may be taken by a writing signed by all of the shareholders indicating their unanimous consent, which writing or writings shall be filed with or entered upon the records of the corporation.

               Section 1.5. Notice of Meetings. Written notice of each meeting of shareholders, stating the time, place and purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary or any other person required or permitted by these Bylaws to give the notice. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

               Section 1.6. Waiver of Notice. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing by any shareholder, either before or after the holding of such meeting. Such writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any


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meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

               Section 1.7. Quorum. The holders of a majority of the shares of each class of shares of the corporation entitled to vote at any meeting of shareholders, present in person or by proxy, shall constitute a quorum at such meetings. If a quorum is not present at a meeting of the shareholders, those shareholders present in person or by proxy and entitled to vote at the meeting shall have the power to adjourn the meeting without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum is present in person or by proxy at the adjourned meeting. At an adjourned meeting at which a quorum is present in person or by proxy, the corporation may transact any business which might have been transacted at the original meeting.

               Section 1.8. Voting. When a quorum is present at any meeting, except as otherwise expressly required by statute, the Articles of Incorporation or these Bylaws, a majority of the votes cast at a meeting of shareholders shall control. Unless the express terms of any class of shares provide otherwise, each share shall entitle the holder of such share to one vote upon each matter properly submitted to the shareholders for their vote at a meeting of shareholders.

               Section 1.9. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as a proxy need not be a shareholder. A proxy must be appointed in a writing signed by the shareholder. No appointment of a proxy is valid after the expiration of three years after it is made, unless the writing specifies the date on which it is to expire or the length of time for which it is to continue in force. Every appointment of a proxy shall be revocable, unless the appointment is coupled with an interest.

                                   ARTICLE II

                                    DIRECTORS

               Section 2.1. General Powers. All of the authority of the corporation shall be exercised by or under the direction of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation or these Bylaws.

               Section 2.2. Number, Classes and Election. The election of directors shall take place at the annual meeting of shareholders or at a special meeting called for that purpose. The number of directors of the Corporation shall be such number, one or more, as


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shall be determined from time to time by action of the Board of Directors of the
Corporation.

               Section 2.3. Vacancies. All vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or the Board of Directors.

               Section 2.4. Removal. Any director may be removed from office as provided by law.

               Section 2.5. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place, within or outside of the State of Michigan, as may be designated from time to time by a majority of the directors, or as may be designated in the notice or in the waiver of notice of such meeting.

               Section 2.6. Organizational Meetings. An organizational meeting of the Board of Directors may be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation or at such alternative time as may be provided in a notice of meeting.

               Section 2.7. Other Meetings; Notice. Other meetings of the Board of Directors may be held at any time on the call of the President or any director. Written notice of any such meeting, unless waived, shall be given not less than two days prior to the day of the meeting. Notice also may be given personally or by telephone at least two days prior to such meeting, The notice shall state the time and place, but need not state the purposes, of the meeting. If the Secretary fails or refuses to give such notice promptly, the notice may be given by the person who called the meeting. Notice of adjournment of a meeting of the Board of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

               Section 2.8. Waiver of Notice. Notice of the time and place of any meeting of the Board of Directors may be waived in writing, by any director, either before or after the meeting takes place, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of the meeting.

               Section 2.9. Quorum. A majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the Board of Directors, except that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the


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Board of Directors, except as otherwise provided by law, the Articles of
Incorporation or these Bylaws.

               Section 2.10. Telephonic Meetings. Meetings of the directors may be held by means of any communications equipment if all persons participating can hear each other, and participation in a meeting in such manner shall constitute presence at such meeting.

               Section 2.11. Actions Without Meeting. Any action that may be authorized or taken at a meeting of the Board of Directors of the corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE III

                                    OFFICERS

               Section 3.1. Officers; Terms; Duties. The Board of Directors must elect a President, Secretary and Treasurer and may, in its discretion, elect a Chairman of the Board. The Board of Directors also may elect such Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and such other officers and agents as the Board of Directors may determine. All officers shall be elected by the Board of Directors, and they shall hold office for such period, exercise such authority and perform such duties as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

               Section 3.2. Election, Term, Eligibility and Removal. The officers of the corporation shall be elected annually by the Board of Directors at its organizational meeting held pursuant to Section 2.6 or at a special meeting held for such purpose. New or additional officers may be elected at any meeting of the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors, and each officer shall hold office until his or her successor is chosen or until his or her death, resignation or removal. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer.

               Section 3.3. Vacancies. If any office shall become vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor to fill such office.


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               Section 3.4. Bonds. If the Board of Directors shall so require, any officer or agent of the corporation shall give a bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her duties.

               Section 3.5. Delegation of Duties. In case of the absence of any officer of the corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors may, for such time as the Board of Directors determines, delegate powers and duties of such officer to any other officer or to any director.

                                   ARTICLE IV

                                     SHARES

               Section 4.1. Share Certificates. Certificates for shares of the corporation shall be in such form and style as the Board of Directors may determine, and each certificate shall set forth the following:

               (a) the name of the corporation and that the corporation is organized under the laws of the State of Michigan;

               (b) the name of the holder of the shares represented by the certificate;

               (c) the number and class (or series of any class) represented by such certificate;

               (d) the par value of each share represented by such certificate or a statement that such shares are without par value; and

               (e) any restrictions upon transfer of the shares represented by such certificate. Certificates for shares of the corporation shall be numbered serially for each class of shares (or series thereof) as they are issued, and shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

               Section 4.2. Lost Certificate. Any shareholder claiming that a certificate for shares has been lost, stolen or destroyed may make an affidavit or affirmation of the fact. Subject to any requirement established by the Board of Directors, a new certificate may be issued of the same tenor and representing the same number, class or series of shares, or any combination thereof, as were represented by the certificate alleged to have been lost,


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stolen or destroyed.

               Section 4.3. Share Transfers. Shares in the Corporation are not transferable by mere delivery. Shares in the Corporation shall be transferable by endorsement of the certificate representing such shares by the registered holder or by instrument in such other form as may be approved by the Board of Directors, and delivery of the certificate or instrument to the Secretary. The transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the register in respect thereof.

                                    ARTICLE V

                                 INDEMNIFICATION

               Section 5.1. Indemnification of Directors and Officers. Any person who is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) , whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity (and whether or not he or she continues as such director or officer), shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, and, in respect of claims not made by or in the right of the corporation, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with the Proceeding; provided, however, that the corporation shall indemnify any person seeking indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors.

               Section 5.2. Indemnification of Employees and Agents. The corporation may, to such extent and in such manner as is determined by the Board of Directors , but in no event to an extent greater than is permitted by the Michigan Business Corporation Act, indemnify any employees and agents of the corporation and any other persons permitted to be indemnified by the Michigan Business Corporation Act, but whose right to indemnification is not covered


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by Section 5.1, above.

               Section 5.3. Right of Claimant to Bring Suit. If a claim under
Section 5.1 hereof is not paid in full by the corporation within 30 days after a written claim therefor has been received by the corporation, the claimant may bring suit against the corporation to recover the unpaid amount of the claim. If the claimant is successful in whole or in part, he or she also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or the shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               Section 5.4. Contractual Rights. The right to be indemnified under Section 5.1 (but not Section 5.2), including any right to the reimbursement or advancement of expenses pursuant thereto, (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer,
(ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

               Section 5.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive, and shall be in addition to, any other right of indemnification or reimbursement which such person may have under any statute, provision of the Articles of Incorporation of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

               Section 5.6. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation against expenses, liability or loss incurred in respect of the Proceeding, whether or


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not the corporation would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act.

               Section 5.7. Determinations. Any determination to be made under this Article V by the Board of Directors shall be made as follows:

               (a) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

               (b) if the quorum described in paragraph (a) of this Section 5.7 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

               (c)  by the shareholders; or

               (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

                                   ARTICLE VI

                                     NOTICE

               Whenever provisions of law, the Articles of Incorporation or these Bylaws require notice to be given to any director or shareholder, personal or hand delivery of such notice shall not be required. Any such notice may be given in writing, by mail (by deposit in a post office or letter box, in an envelope with postage affixed), by courier, by overnight package delivery, by telegraph or by telecopier, in any case addressed to such director or shareholder at such address as appears on the records of the corporation. Notice given by any one of the above methods shall be sufficient, and the method of giving notice to all directors or to all shareholders, as the case may be, need not be uniform. If otherwise permitted by these Bylaws, notice to directors may also be given by telephone call. Such notice shall be deemed to be given at the time when it is so mailed, or delivered to a courier, an overnight package delivery company or a telegraph company, or, in the case of a telecopy, when transmission has been confirmed. In computing the period of time for the giving of notice, the day on which notice is given shall be excluded, and the day when the act for which notice is given is to be done is included, unless the


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instrument calling for the notice otherwise provides.

                                   ARTICLE VII

                                      SEAL

               A corporate seal shall not be required. If the Board of Directors elects to provide a seal, failure to affix such seal to any document shall not affect the validity thereof.

                                  ARTICLE VIII

                                    AMENDMENT

               These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, (i) at any annual or special meeting of the shareholders called for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on the proposal, or (ii) without a meeting by the written consent of the holders of the corporation's common shares entitling them to exercise two-thirds of the voting power of the corporation on such proposal.


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